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                                                                      EXHIBIT 23



REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholder of Crown Paper Co.:

We have audited the consolidated statements of operations, cash flows, and changes in equity for the year ended December 31, 1995 of Crown Paper Co. and subsidiaries, as described in Note 2, listed in the index on page 8 of this Form 10-K. These financial statements are the responsibility of the management of Crown Paper Co. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Crown Paper Co. and subsidiaries for the year ended December 31, 1995, in conformity with generally accepted accounting principles.





                                        COOPERS & LYBRAND L.L.P.


Oakland, California
February 23, 1996


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